EXHIBIT B

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendments thereto, relating to the common shares, par value $0.05 per share, of Golden Ocean Group Limited.

Date: March 11, 2025

CMB.TECH BERMUDA LTD.

By:	/s/ Ludovic Saverys
	Name:	Ludovic Saverys
	Title:	Director
CMB.TECH NV

By:	/s/ Ludovic Saverys
	Name:	Ludovic Saverys
	Title:	Chief Financial Officer

COMPAGNIE MARITIME BELGE NV

By:	/s/ Ludovic Saverys
	Name:	Ludovic Saverys
	Title:	Chief Financial Officer

SAVERCO NV

By:	/s/ Ludovic Saverys
	Name:	Ludovic Saverys
	Title:	Director

ALEXANDER SAVERYS

By:	/s/ Alexander Saverys
	Name:	Alexander Saverys
LUDOVIC SAVERYS

By:	/s/ Ludovic Saverys
	Name:	Ludovic Saverys

MICHAEL SAVERYS

By:	/s/ Michael Saverys
	Name:	Michael Saverys